First American Strategy Funds, Inc.

SEC YIELD

          Yield = 2[((a-b)/cd)^6 + 1)-1]


      FASF               FASF               FASF               FASF
      Income             Growth & Income    Growth             Aggressive Growth
      ------             ---------------    ------             -----------------
a =   132,974.28         59,348.17          22,383.43          12,317.12
b =   16,479.83          12,390.10          6,766.47           5,778.15
c =   3,121,319.3114     2,174,766.7218     1,159,029.0674     959,393.9029
d =   10.82              11.76              12.12              12.58

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First American Strategy Funds, Inc.

Average Annual Total Return (Since Inception)
P(1+T)=ERV

      FASF               FASF               FASF               FASF
      Income             Growth & Income    Growth             Aggressive Growth
      ------             ---------------    ------             -----------------
P =   1000               1000               1000               1000
n =   1.00               1.00               1.00               1.00
ERV = 1,125.50           1,205.30           1,233.00           1,271.50
T =   12.55              20.53              23.30              27.15
      (Fiscal Year       (Fiscal Year       (Fiscal Year       (Fiscal Year
      Ended 09/30/97)    Ended 09/30/97)    Ended 09/30/97)    Ended 09/30/97)

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First American Strategy Funds, Inc.

Historical Distribution Rates:


Monthly Declaring                 Quarterly Declaring
ACDR = HD                         ACDR = HD
       ---                               ---
       POP                               POP

HD = Fiscal year Distribution
POP = Maximum Public Offering Price on 9/30/97
MD = Monthly declaring
QD = Quarterly declaring

          FASF          FASF                  FASF            FASF
          Income        Growth & Income       Growth          Aggressive Growth
          ------        ---------------       ------          -----------------
          MD            MD                    MD              MD
HD =      0.4060        0.2601                0.1784          0.1064
POP =     10.82         11.76                 12.12           12.58
ACDR=     3.75%         2.21%                 1.47%           0.85%

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First American Strategy Funds, Inc.

Annualized Current Distribution Rates:


Monthly Declaring
ACDR = CD*12
       -----
        POP

CD = Current Distribution
POP = Maximum Public Offering Price on 9/30/97
MD = Monthly declaring


      Income Fund   Growth and Income Fund   Growth Fund  Aggressive Growth Fund
      -----------   ----------------------   -----------  ----------------------
      MD            MD                       MD           MD
CD =  0.0412        0.0238                   0.0124       0.0048
POP = 10.82         11.76                    12.12        12.58

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First American Strategy Funds, Inc.



Cumulative Total Return



CTR=(ERV-P)*100
     ----------
          P

       FASF               FASF               FASF              FASF
       Income             Growth & Income    Growth            Aggressive Growth
       ------             ---------------    ------            -----------------
P =    1,000              1,000              1,000             1,000
ERV =  1,125.10           1,204.70           1,232.30          1,270.60
CTR=   12.51              20.47              23.23             27.06
       (Fiscal Year       (Fiscal Year       (Fiscal Year      (Fiscal Year
       Ended 09/30/97)    Ended 09/30/97)    Ended 09/30/97)   Ended 09/30/97)


* Inception Date October 1, 1996.